SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 1, 2013

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Board Member

Effective June 30, 2013, Julian Taylor resigned from the Board of Directors (the “Board”) of Zion Oil & Gas, Inc. (“Zion” or the “Company”) after serving since June 16, 2009. Mr. Taylor is the founder of Tangent Trading Ltd., an international non-ferrous scrap metal trading company formed in 1985 with offices in London, U.K. and Los Angeles, California. Mr. Taylor was a Class I director, who was on the Nominating & Corporate Governance Committee and was chairman of the Compensation Committee.

Appointment of Board Vacancy

(i) The Company has appointed Glen H. Perry to the Board as an independent director as defined by NASDAQ Rule 5605(a)(2), effective July 1, 2013. Mr. Perry is not being appointed to any Board committee at this time, but will be actively involved in the Technical Advisory Group.

From 1999 to 2009, Mr. Perry served as a director on the Company’s Board and held various positions. Mr. Perry retired in 2009 as the Company’s President and Chief Operating Officer. Mr. Perry is president of GHP Consulting, LTD, an Israeli limited liability company. Mr. Perry teaches two courses on Drilling Operations and Deepwater Operations in the Masters of Engineering program at the Technion - Israel Institute of Technology. He provides consulting services to Zion as a petroleum engineer on onshore operations as well as to Genie Oil and Gas Israel for onshore shale oil exploration and extraction. He holds a Master of Science in Petroleum Engineering from the University of Texas, Austin, Texas and a Bachelor of Science from the University of Tennessee in Knoxville, Tennessee. Mr. Perry has over 40 years of experience in oil and gas industry engineering and operations. Mr. Perry has both US and Israeli citizenship.

There are no arrangements or understandings between Mr. Perry and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Perry and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Information regarding compensation paid to Mr. Perry in consideration for his previous services as President of the Company was included in the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held June 16, 2009.

For his services on the Board, Mr. Perry will be compensated as a non-employee director. Mr. Perry will be a Class I director up for reelection at the 2015 annual stockholders meeting.

(ii) Effective July 1, 2013, the Board designated Mr. Justin W. Furnace to fill the vacancy on the Compensation Committee and to chair such Committee.

(iii) Effective July 1, 2013, the Board designated Mr. Gene Scammahorn to fill the vacancy on the Nominating & Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 1, 2013	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer